UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2010

Encompass Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-31451	95-4756822
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Terminal Way, Suite 110, Reno, Nevada 89502
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code
(775) 324-8531

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01	Changes in Company’s Certifying Accountants

Effective November 14, 2007, the Company was advised that it’s certifying auditors, Timothy L. Steers, Certified Public Accountant, LLC, (“Steers”) had resigned.  Effective January 20, 2010, the Company engaged Hamilton PC as its new certifying auditors. Hamilton PC is located at 2223 S. Olive St., Denver, CO 80224

During the period of engagement from April 26, 2000 through November 14, 2007, the auditor’s reports issued by Steers did not contain an adverse opinion, a disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles. However, the audit reports did reflect uncertainties regarding the ability of the Company to continue as a going concern. During the referenced period, there were no disagreements between the Company and Steers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Steers would have caused Steers to make reference to the matter in its reports on the Company's financial statements, had any such reports been issued. During the period of engagement, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-K.

The Company has provided to Steers a copy of the disclosures in this report and the Company has requested a letter from Steers addressed to the Commission confirming the statements made by the Company in this report. A copy of that letter is attached as an exhibit to this report.

Section 9 - Financial Statements and Exhibits

Exhibits

16.1	Letter from Timothy L. Steers, Certified Public Accountant, LLC

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCOMPASS HOLDINGS, INC.

Dated: January 28, 2010	By:	/s/ J. Scott Webber
Chief Executive Officer